Exhibit 16.1

April 27, 2017

Mr. Jeff Goh, CEO

Notis Global, Inc.

633 West 5th Street, 28th Floor

Los Angeles, CA 90071

Re:      Notis Global, Inc.

Dear Jeff:

This is to confirm that the client-auditor relationship between Notis Global, Inc. (Commission File Number 000-54928) and Marcum llp has ceased effective April 21, 2017.

Very truly yours,

/s/ Marcum llp

Marcum llp

Sent Via E-Mail: jgoh@notisglobal.com

cc:	Office of the Chief Accountant
Securities and Exchange Commission
Via E-Mail: SECPSletters@sec.gov